                                                                    Exhibit 15.1

[PwC Letterhead]

June 10, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 12, 2003 on our review of interim financial information of Education Lending Group, Inc. (the "Company") as of and for the period ended March 31, 2003 and included in the Company's quarterly report on Form 10-QSB for the quarter then ended is included in its amended Registration Statement dated June 12, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP